Exhibit 4.7
Doc. No. 306 /2010-SCT/ANEEL
Brasilia, 23 March 2010
Carlos Marcio Ferreira
Director and Chairman
ELEKTRO Eletricidade e Serviços S.A.
Campinas — SP
Re: Amendment to the Contract of Concession for the Distribution of Electricity No. 187/1998-ANEEL (Case No. 48500.006111/2007-08)
Dear Sir,
We hereby submit 2 (two) copies of the Amendment to the Contract of Concession referred to in heading, entered into with ELEKTRO Eletricidade e Serviços S.A., formalizing the amendments to the procedures for calculating annual tariff adjustments, with a view to ensuring that they are neutral in effect on the Sectoral Charges of Parcel A of the Concessionaire’s Annual Revenue, for filing and full effect.
Yours truly,
/s/ Jandir Amorim Nascimento
JANDIR AMORIM NASCIMENTO
Superintendent of Transmission and Distribution
Concessions and Authorizations
SCT/Oficio/317r1703-Re
SGAN, Block 603, Modules “I” and “J”,
CEP: 70.830-030 — Brasilia — Federal District — Brazil
Tel. 55 (61) 2192-8600
Ombudsman 144
www.aneel.gov.br

AGÊNCIA NACIONAL DE ENERGIA ELÉTRICA — ANEEL
FOURTH SUPPLEMENTARY CLAUSE
TO THE CONTRACT OF CONCESSION FOR THE PROVISION OF THE
PUBLIC SERVICE OF ELECTRICITY DISTRIBUTION No. 187/1998-ANEEL
ELEKTRO ELETRICIDADE E SERVIÇOS S.A. — ELEKTRO
[initials]

AGÊNCIA NACIONAL DE ENERGIA ELÉTRICA — ANEEL
CASE No. 48500.006111/2007-08
AMENDMENT TO THE CONTRACT OF CONCESSION FOR THE DISTRIBUTION OF ELECTRICITY No. 187/1998-ANEEL, ENTERED INTO BETWEEN THE FEDERAL GOVERNMENT AND ELEKTRO — ELETRICIDADE E SERVIÇOS S.A. — ELEKTRO
The FEDERAL GOVERNMENT, hereafter called the Granting Authority, using the powers conferred on it by Art. 21, item XII, paragraph “b” of the Federal Constitution, through the intermediary of the NATIONAL ELECTRICITY AGENCY — ANEEL, in accordance with the terms of item IV of art. 3 of Law No. 9427 of 26 December 1996, being an autonomous parastatal body governed by a special regime, with registered office at SGAN, Block 603, Module “I”, Brasilia, Federal District, registered in the Corporate Tax Register of the Ministry of Finance (CNPJ/MF) under number 02.270.669/0001-29, represented by its General Director, NELSON JOSÉ HÜBNER MOREIRA, holder of CREA No. 3.818/D-CREA/DF and Personal Tax (CPF) No. 443.875.207-87, under the terms of item V of art. 10, Annex I — Regulatory Structure, approved by Decree No. 2335 of 6 October 1997, supported by Decree No. 4932 of 23 December 2003, hereafter called ANEEL, and ELEKTRO — ELETRICIDADE E SERVIÇOS S.A., with registered office in the City of Campinas, State of São Paulo, at Rua Ary Antenor de Souza, 321, Jardim Nova América, registered in the CNPJ/MF under number 02.328.280/0001-97, in the capacity of Electricity Distribution Concessionaire, hereafter called the CONCESSIONAIRE, represented pursuant to its Articles of Association by its Director and Chairman, Carlos Marcio Ferreira, holder of identity card (RG) No. 11.986.182 — SSP/SP and Personal Tax (CPF) No. 016.712.938-43 and by its Executive Director of Regulatory and Institutional Affairs, Luiz Sérgio Assad, holder of identity card (RG) No. 5.543.901-9 — SSP/SP and Personal Tax (CPF) No. 441.655.878-34, with the intervention of EPC — Empresa Paranaense Comercializadora Ltda., with registered office in the City of Campinas, State of São Paulo, at Rua Ary Antenor de Souza, 321, Jardim Nova América, registered in the CNPJ/MF under number 02.538.000/0001-75, represented herein by its Directors, Carlos Marcio Ferreira, holder of identity card (RG) No. 11.986.182 — SSP/SP and Personal Tax (CPF) No. 016.712.938-43 and Rodrigo Ferreira Medeiros da Silva, holder of identity card (RG) No. 38.671.934-2 SSP-SP and Personal Tax (CPF) No. 047.620.157-84, AEI Investimentos Energéticos Ltda., with registered office in the City of Campinas, State of São Paulo, at Rua Ary Antenor de Souza, 321, Suite 2M, Jardim Nova América, registered in the CNPJ/MF under number 02.761.727/0001-17, represented herein by its Directors, Carlos Marcio Ferreira, holder of identity card (RG) No. 11.986.182 — SSP/SP and Personal Tax (CPF) No. 016.712.938-43 and Rodrigo Ferreira Medeiros da Silva, holder of identity card (RG) No. 38.671.934-2 SSP-SP and Personal Tax (CPF) No. 047.620.157-84, AEI Brazil Finance Ltd., with registered office at Clifton House, 75 Fort Street, George Town, Grand Cayman, Cayman Islands, registered in the CNPJ/MF under number 06.377.075/0001-72, represented herein

[stamp]	[seal]
ATTORNEY GENERAL’S OFFICE/ANEEL	ELEKTRO LEGAL DEPARTMENT
APPROVED	[initials]

AMENDMENT TO THE CONTRACT OF CONCESSION FOR DISTRIBUTION No. 187/1998-ANEEL
ELEKTRO — ELETRICIDADE E SERVIÇOS S.A. - ELEKTRO
by its Directors, Carlos Marcio Ferreira, holder of identity card (RG) No. 11.986.182 — SSP/SP and Personal Tax (CPF) No. 016.712.938-43 and Rodrigo Ferreira Medeiros da Silva, holder of identity card (RG) No. 38.671.934-2 SSP-SP and Personal Tax (CPF) No. 047.620.157-84, and ETB — Energia Total do Brasil Ltda., with registered office in the City of Campinas, State of São Paulo, at Rua Ary Antenor de Souza, 321, Suite 2K, Jardim Nova América, registered in the CNPJ/MF under number 02.886.241/0001-05, represented herein by its Directors, Carlos Marcio Ferreira, holder of identity card (RG) No. 11.986.182 — SSP/SP and Personal Tax (CPF) No. 016.712.938-43 and Rodrigo Ferreira Medeiros da Silva, holder of identity card (RG) No. 38.671.934-2 SSP-SP and Personal Tax (CPF) No. 047.620.157-84, herein called the CONTROLLING SHAREHOLDERS, by this instrument and pursuant to the law, hereby resolve to sign the AMENDMENT TO THE CONTRACT OF CONCESSION FOR THE PUBLIC SERVICE OF ELECTRICITY DISTRIBUTION No. 187/1998-ANEEL, signed on 27 August 1998, pursuant to the following clauses and conditions:
FIRST CLAUSE — OBJECT
The purpose of this Amendment is to alter the procedures for calculating annual tariff adjustments, with a view to ensuring that they are neutral in effect on the Sectoral Charges of Parcel A of the Concessionaire’s Annual Revenue, pursuant to the amendments made in the wording of the Eighth Clause of the Contract for the Concession of Electricity Distribution No. 187/1998-ANEEL of 27 August 1998, established in the Second Clause of this Amendment.
SECOND CLAUSE — TARIFFS APPLICABLE TO THE PROVISION OF THE SERVICE
Eighth Clause — Tariffs Applicable to the Provision of the Services, of the Contract for the Concession of Electricity Distribution No. 187/1998-ANEEL signed on 27 August 1998 will come into force with the following wording:
‘EIGHTH CLAUSE — TARIFFS APPLICABLE TO THE PROVISION OF THE SERVICE
‘For provision of the public service of electricity distribution awarded under this Contract, the CONCESSIONAIRE shall charge the tariffs approved by ANEEL.
First Subclause — .............................
Second Subclause — .............................
Third Subclause — .............................
I — .............................;
II — .............................;
Fourth Subclause — .............................

[stamp]	[seal]
ATTORNEY GENERAL’S OFFICE/ANEEL	ELEKTRO LEGAL DEPARTMENT
APPROVED	[initials]

AMENDMENT TO THE CONTRACT OF CONCESSION FOR DISTRIBUTION No. 187/1998-ANEEL
ELEKTRO — ELETRICIDADE E SERVIÇOS S.A. - ELEKTRO
Fifth Subclause — For the purposes of tariff adjustment, the CONCESSIONAIRE’s revenue will be divided into two parts:
Parcel A: part of the revenue corresponding to the following costs:
(i)	purchase of electricity on the basis of the ‘Reference Market’, which includes the amount of electricity generated by the own distributed generation undertakings;

(ii)	connection and use of the electricity transmission and distribution facilities; and

(iii)
Sector Costs: Overall Reversion Reserve (RGR); Fuel Consumption Account (CCC); Electricity Services Tax (TFSEE); Contribution to the National Electricity System Operator (ONS); Financial Consideration for the Use of Water Resources (CFURH) for the purposes of generating electricity, where applicable; Cost of System Services (FSS); Energy Development Account (CDE); Incentive Scheme for Alternative Sources of Electricity (PROINFA); Research and Development (R&D); Energy Efficiency Programme (PEE); Reserve Energy Cost (EER);

Parcel B: .............................
Sixth Subclause. The tariffs approved on the ‘Earlier Reference Date’ will be adjusted so as to restore the Revenue of the CONCESSIONAIRE arising out of application of the average Tariff Adjustment Index (IRT) defined as follows:

IRT =	VPA1 + VPB0 x (IVI +/- X)
RA0
Where:
RA: .............................;
Annual supply revenue: .............................;
Annual provision revenue: .............................;
Annual revenue from use of distribution systems: .............................;
Reference Market: .............................;
Reference period: .............................;

[stamp]	[seal]
ATTORNEY GENERAL’S OFFICE/ANEEL	ELEKTRO LEGAL DEPARTMENT
APPROVED	[initials]

AMENDMENT TO THE CONTRACT OF CONCESSION FOR DISTRIBUTION No. 187/1998-ANEEL
ELEKTRO — ELETRICIDADE E SERVIÇOS S.A. - ELEKTRO
IVI: .............................;
X: .............................;
Distribution System Electricity Losses: .............................;
Purchased Electricity: .............................;
VPA0: Value of ‘Parcel A’ taking account of the conditions in force on the ‘Earlier Reference Date’ and the ‘Reference Market’, calculated as follows:
(i)	For purchased electricity: amount of Purchased Electricity valued at the average transfer price taken into account in the earlier adjustment or review;

(ii)
For connection to the transmission and/or distribution systems, the values taken into account in the earlier adjustment or review and, for the use of transmission and/or distribution systems, the amounts of power demand contracted in the reference period, valued at the respective tariffs taken into account in the earlier adjustment or review; and

(iii)
For the remaining items of ‘Parcel A’: values arising out of application of the tariff components corresponding to the various items, in force on the ‘Earlier Reference Date’, on the ‘Reference Market’.

VPB0: Value of ‘Parcel B’ taking account of the conditions in force on the ‘Earlier Reference Date’ and the ‘Reference Market’ calculated as follows:
VPB0 = RA0 — VPA0
VPA1: .............................
(i)	.............................;

(ii)	.............................;

(iii)	.............................; and

(iv)	.............................
Seventh Subclause — .............................

[stamp]	[seal]
ATTORNEY GENERAL’S OFFICE/ANEEL	ELEKTRO LEGAL DEPARTMENT
APPROVED	[initials]

AMENDMENT TO THE CONTRACT OF CONCESSION FOR DISTRIBUTION No. 187/1998-ANEEL
ELEKTRO ELETRICIDADE E SERVIÇOS S.A. — ELEKTRO
Eighth Subclause — .............................
Ninth Subclause — .............................
Tenth Subclause — .............................
Eleventh Subclause — .............................
Twelfth Subclause — .............................
Thirteenth Subclause — .............................
Fourteenth Subclause — .............................
Fifteenth Subclause — .............................
Sixteenth Subclause — .............................
Seventeenth Subclause — .............................
Eighteenth Subclause — The CONCESSIONAIRE is guaranteed, in the tariff adjustment and review procedures, that they will be neutral in effect on the Sectoral Charges of Parcel A in relation to any change in the market that might occur after February 2010 corresponding to the following costs:
Overall Reversion Reserve (RGR); Fuel Consumption Account (CCC); Energy Development Account (CDE); Incentive Scheme for Alternative Sources of Electricity (PROINFA); Cost of System Services (ESS); Reserve Energy Cost (EER); Electricity Services Tax (TFSEE); Contribution to the National Electricity System Operator (ONS); and Financial Consideration for the Use of Water Resources (CFURH), taking account of monthly differences recorded between the amounts invoiced for each item over the reference period and the respective values contemplated in the earlier tariff adjustment or review, duly remunerated on the basis of the same index used to calculate the balance of the Make Up Account for Changes in the Values of the Items of Parcel A — CVA.

[stamp]	[seal]
ATTORNEY GENERAL’S OFFICE/ANEEL	ELEKTRO LEGAL DEPARTMENT
APPROVED	[initials]

AMENDMENT TO THE CONTRACT OF CONCESSION FOR DISTRIBUTION No. 187/1998-ANEEL
ELEKTRO — ELETRICIDADE E SERVIÇOS S.A. - ELEKTRO
THIRD CLAUSE — RATIFICATION
All the other clauses and conditions of the Concession Contract for the Distribution of Electricity No. 187/1998—ANEEL are hereby ratified, with those not expressly amended by this Amendment remaining valid and unchanged.
FOURTH CLAUSE — GENERAL PROVISIONS
The amendments made in this Amendment shall be implemented as of the first tariff adjustment or review carried out in 2010, with effect as of February 2010, the effects of the earlier provisions remaining in force in their entirety.
And having so agreed, the parties ordered this instrument to be drawn up in 4 (four) copies of equal content and form, which are signed by the representative of ANEEL and by the CONCESSIONAIRE together with the witnesses identified below, for the due legal purposes.
Brasilia — 04 March 2010.
FOR AGÊNCIA NACIONAL DE ENERGIA ELÉTRICA — ANEEL:
/s/ Nelson José Hübner Moreira
NELSON JOSÉ HÜBNER MOREIRA
Managing Director
FOR ELEKTRO — ELETRICIDADE E SERVIÇOS S.A.:

/s/ Carlos Marcio Ferreira	/s/ Luiz Sérgio Assad
CARLOS MARCIO FERREIRA	LUIZ SÉRGIO ASSAD
Director and Chairman	Executive Director of Regulatory and Institutional Affairs
FOR THE CONTROLLING SHAREHOLDERS:
EPC — EMPRESA PARANAENSE COMERCIALIZADORA LTDA.

/s/ Carlos Marcio Ferreira	/s/ Rodrigo Ferreira Medeiros da Silva
CARLOS MARCIO FERREIRA	RODRIGO FERREIRA
Director	MEDEIROS DA SILVA
Director

[stamp]	[seal]
ATTORNEY GENERAL’S OFFICE/ANEEL	ELEKTRO LEGAL DEPARTMENT
APPROVED	[initials]

AMENDMENT TO THE CONTRACT OF CONCESSION FOR DISTRIBUTION No. 187/1998-ANEEL
ELEKTRO — ELETRICIDADE E SERVIÇOS S.A. - ELEKTRO
AEI BRAZIL FINANCE LTD:

/s/ Carlos Marcio Ferreira	/s/ Rodrigo Ferreira Medeiros da Silva
CARLOS MARCIO FERREIRA	RODRIGO FERREIRA
Director	MEDEIROS DA SILVA
Director
AEI INVESTIMENTOS ENERGÉTICOS LTDA:

/s/ Carlos Marcio Ferreira	/s/ Rodrigo Ferreira Medeiros da Silva
CARLOS MARCIO FERREIRA	RODRIGO FERREIRA
Director	MEDEIROS DA SILVA
Director
ETB — ENERGIA TOTAL DO BRASIL LTDA:

/s/ Carlos Marcio Ferreira	/s/ Rodrigo Ferreira Medeiros da Silva
CARLOS MARCIO FERREIRA	RODRIGO FERREIRA
Director	MEDEIROS DA SILVA
Director
WITNESSES:

/s/ Marcos de Abreau Sampaio Spinelli	/s/ Adilson Sincotto Rufato

Name: MARCOS DE ABREU SAMPAIO SPINELLI	Name: ADILSON SINCOTTO RUFATO
CPF: CPF. 000.629.468-54	CPF: 541.227.678-49

[stamp]	[seal]
ATTORNEY GENERAL’S OFFICE/ANEEL	ELEKTRO LEGAL DEPARTMENT
APPROVED	[initials]